EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Third Quarter Results and Management Departure

FITZGERALD, Ga., Oct. 19, 2011 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $208,000, or $0.02 per diluted share for the third quarter of 2011 compared to third quarter 2010 net loss available to shareholders of $1,384,000, or $(0.16) per diluted share, while net income available to shareholders for nine months ended September 30, 2011 was $1,103,000, or $0.13 per diluted share compared to net loss available to shareholders for the comparable period in 2010 of $879,000, or $(0.11) per diluted share. This increase of 225.48 percent in net income for the comparable nine month periods was primarily driven by the reduction in loan loss provision to $6.00 million for the nine months ended September 30, 2011 from $10.85 million for the comparable period in 2010. "Though earnings are not where we want to be or where we need to be, we are pleased to show improvement in earnings compared to the previous year. Our pre-tax, pre-provision core earnings continue to provide solid support for the credit-related expenses needed to address our problem assets. Until the economy and housing and real estate market reaches a level of stabilization, we expect problem assets, charge-offs and credit-related expenses to continue to be elevated and loan demand to remain slow and sluggish. We still have much work ahead in reducing our problem assets to an acceptable level and returning to our accustomed earnings standards, but we feel that much has been accomplished toward our goal of making incremental progress in 2011," said Terry L. Hester, Executive Vice President and Chief Financial Officer.

Capital

Colony continues to maintain a favorable capital position to be categorized as "well-capitalized" by regulatory benchmarks. At September 30, 2011, the Company's tier one leverage ratio, tier one and total risk-based capital ratios were 9.33 percent, 15.38 percent and 16.64 percent, respectively, compared to the previous quarter end of 8.85 percent, 14.79 percent  and 16.05 percent, respectively, at June 30, 2011. Regulatory benchmarks to be categorized as "well-capitalized" for tier one leverage ratio, tier one and total risk-based capital ratios are 5.00 percent, 6.00 percent and 10.00 percent, respectively.

Net Interest Margin

During the third quarter of 2011, the Company reported net interest income of $8.74 million and a net interest margin of 3.21 percent, compared to $9.06 million and 3.09 percent, respectively, for third quarter 2010. While anemic loan demand continues to hamper net interest margin, the Company continues to focus on maximizing its net interest margin through deposit and loan pricing guidance.   Those efforts reflected significant improvement during the quarter as net interest margin increased to 3.21 percent for third quarter 2011 compared to 2.97 percent for second quarter 2011.

Asset Quality

The Company continues to closely monitor our non-performing assets and focus on problem asset resolution. Non-performing assets decreased slightly from the previous quarter end to $63.29 million or 8.31 percent of total loans and other real estate owned as of September 30, 2011. This compares to $65.81 million or 8.44 percent, $49.26 million or 5.91 percent and $47.50 million or 5.46 percent, respectively, as of June 30, 2011, December 31, 2010 and September 30, 2010.  The level of non-performing assets ties directly to the elevated risk in our residential, land development and commercial real estate loan portfolio and has resulted in higher than normal loan loss provisions the past several years. Unusually high levels of loan loss provisions have been required the past several years as company management addresses asset quality deterioration associated with the housing and real estate downturn and the economy in general.  Loan loss reserve methodology resulted in provision for loan losses of $6.00 million in nine months ended September 30, 2011 compared to $10.85 million for the comparable 2010 period. Until we see stabilization in the economy and the housing and real estate market, we expect problem assets and charge-offs to be elevated above historical levels as we work through our problem assets.

In the third quarter of 2011 net charge-offs were $734 thousand, or 0.10 percent of average loans as compared to net charge-offs of $4.98 million, or 0.58 percent of average loans in third quarter 2010, while net charge-offs in nine months ended September 30, 2011 were $17.37 million, or 2.25 percent of average loans as compared to net-charge-offs of $14.50 million, or 1.65 percent of average loans in the comparable 2010 period. Restructuring of some substandard and non-performing loans during 2011 has resulted in significant charge-offs, but a strategy deemed prudent in bringing resolution with these credits and a return to performing status in the future. The loan loss reserve was $16.91 million on September 30, 2011, or 2.28 percent of total loans compared to $15.39 million on June 30, 2011, or 2.03 percent of total loans.  Management believes that the 2011 contributions to Allowance for Loan Losses address the level of non-performing assets and the related level of classified assets to be adequately reserved at September 30, 2011.

Noninterest Income

Total noninterest income decreased slightly in the comparable periods as nine months ended September 30, 2011 noninterest income was $7.20 million compared to $7.22 million in the comparable 2010 period. Gains realized from the sale of securities totaled $1.95 million in nine months ended September 30, 2011 compared to a gain recorded on security transactions during the comparable period in 2010 of $1.8 million.. The Company has been successful in generating SBA loans during the year and has realized $864 thousand from the sale of SBA loans in nine months ended September 30, 2011 compared to $514 thousand SBA fee income for the comparable 2010 period. The increased activity with SBA lending has offset the decline in service charge on deposit fee income which has been impacted by recent regulatory changes with Regulation E.

Noninterest Expense

Total noninterest expense decreased to $24.25 million in nine months ended September 30, 2011 compared to $25.12 million in the comparable 2010 period, or a decrease of 3.49 percent. Credit-related expenses including write down and losses on OREO property and repossession and foreclosure expenses decreased to $2.76 million in nine months ended September 30, 2011 compared to $3.68 million in the comparable 2010 period. Salaries and employee benefits expenses increased to $10.78 million in nine months ended September 30, 2011compared to $10.54 million in the comparable 2010 period, or an increase of 2.28 percent. This increase is primarily attributable to an increase in headcount related to increased regulatory compliance demands. Occupancy expenses decreased to $3.08 million in nine months ended September 30, 2011 compared to $3.36 million in the same comparable 2010 period, or a decrease of 8.08 percent. The decrease was primarily attributable to less depreciation expense for the comparable periods.

Recent Development

The board of directors accepted the resignation of Al D. Ross, President and Chief Executive Officer, effective October 18, 2011. Mr. Ross worked with the company nearly fourteen years and served as President and Chief Executive Officer since January 1, 2006. Ross was instrumental in guiding the company through its restructuring and consolidation efforts that began in 2006 and consummated on August 1, 2008 when the seven bank charters were merged into one entity. During the past four years the banking industry has experienced the most challenging economic conditions in nearly eighty years and the board is appreciative of his efforts in successfully guiding the company during these challenging and difficult times. The board and management wish Al the best as he pursues other opportunities.

At its scheduled monthly board meeting on October 18, 2011, the board of directors elected James D. Minix as Interim President and Chief Executive Officer. Mr. Minix brings over forty years experience in the banking industry and has continued to serve on the board since his retirement in January 2006. He began working with Colony in 1990 and previously served as President and Chief Executive Officer of Colony  from June 1994 to December 2004 and as Chief Executive Officer from December 2004 to January 2006. Mr. Minix is highly respected in the banking industry and the board is pleased to have him step up and serve in this interim capacity while it explores options in filling the position.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank. The Company conducts a general full service commercial, consumer and mortgage banking business through thirty offices located in the middle and south Georgia cities of Fitzgerald, Warner Robins, Centerville, Ashburn, Leesburg, Cordele, Albany, Thomaston, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol "CBAN".

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.    Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	09/30/11	9/30/2010	09/30/11	09/30/10
Net Interest Income	$8,744	$9,062	$26,143	$28,336
Provision for Loan Losses	2,250	4,200	6,000	10,850
Non-interest Income	2,423	2,664	7,198	7,223
Non-interest Expense	8,091	9,115	24,248	25,124
Income Taxes (Benefits)	268	(555)	940	(586)
Net Income	558	(1,034)	2,153	171
Preferred Stock Dividend	350	350	1,050	1,050
Net Income Available to Common Shareholders	208	(1,384)	1,103	(879)

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	09/30/11	9/30/2010	09/30/11	09/30/10
Common Shares Outstanding	8,442,258	8,444,308	8,442,258	8,444,308
Weighted Average Basic Shares	8,442,278	8,447,855	8,441,070	8,049,267
Weighted Average Diluted Shares	8,442,278	8,447,855	8,441,070	8,049,267
Earnings Per Basic Share (b)	$0.02	($0.16)	$0.13	($0.11)
Earnings Per Diluted Share (b)	$0.02	($0.16)	$0.13	($0.11)
Common Book Value Per Share	$8.33	$8.11	$8.33	$8.11
Tangible Common Book Value Per Share	$8.30	$8.07	$8.30	$8.07

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	09/30/11	09/30/10	09/30/11	09/30/10
Net Interest Margin (a)	3.21%	3.09%	3.05%	3.15%
Return on Average Assets (b)	0.07%	(0.44)%	0.12%	(0.09)%
Return on Average Total Equity (b)	0.87%	(5.72)%	1.56%	(1.25)%
Efficiency (c)	77.75%	84.02%	76.90%	74.13%

(1) Annualized
(a) Computed using fully taxable-equivalent net income
(b) Computed using net income available to shareholders
(c ) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding security gains/losses.

	QUARTER ENDED
ENDING BALANCES	09/30/11	09/30/10
Total Assets	$1,145,983	$1,231,489
Loans, Net of Reserves	724,030	822,161
Allowance for Loan Losses	16,910	27,754
Intangible Assets	268	304
Deposits	948,356	1,005,232
Common Shareholders' Equity	70,308	68,491
Common Equity to Total Assets	6.14%	5.56%
Total Equity	97,931	95,959
Total Equity to Total Assets	8.55%	7.79%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	09/30/11	09/30/10	09/30/11	9/30/2010
Total Assets	$1,172,997	$1,247,711	$1,220,352	$1,274,776
Loans, Net of Reserves	750,810	824,627	773,615	845,046
Deposits	977,130	1,010,973	1,012,519	1,034,387
Common Shareholders' Equity	68,244	69,269	66,437	66,655
Total Equity	95,847	96,718	93,994	94,067

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	09/30/11	09/30/10	09/30/11	09/30/10
Nonperforming Loans	$42,148	$26,628	$42,148	$26,628
Nonperforming Assets	63,289	47,498	63,289	47,498
Net Loan Chg-offs (Recoveries)	734	4,982	17,370	14,497
Reserve for Loan Loss to Gross Loans	2.28%	3.27%	2.28%	3.27%
Reserve for Loan Loss to Non-performing Loans	40.12%	104.23%	40.12%	104.23%
Reserve for Loan Loss to Non-performing Assets	26.72%	58.43%	26.72%	58.43%
Net Loan Chg-offs (Recoveries) to Avg. Gross Loans	0.10%	0.58%	2.25%	1.65%
Nonperforming Loans to Gross Loans	5.69%	3.13%	5.69%	3.13%
Nonperforming Assets to Total Assets	5.52%	3.86%	5.52%	3.86%
Nonperforming Assets to Total Loans and Other Real Estate	8.31%	5.46%	8.31%	5.46%

Quarterly Comparative Data (in thousands, except per share data)

	3Q2011	2Q2011	1Q2011	4Q2010	3Q2010

Assets	$1,145,983	$1,197,573	$1,244,075	$1,275,658	$1,231,489
Loans	724,030	743,656	760,450	784,909	822,161
Deposits	948,356	1,002,207	1,030,963	1,059,124	1,005,232
Common Shareholders' Equity	70,308	68,009	65,316	65,452	68,491
Total Equity	97,931	95,592	92,860	92,958	95,959
Net Income	558	539	1,056	303	(1,034)
Net Income Available to
Common Shareholders	208	189	706	(47)	(1,384)
Net Income Per Share	0.02	0.02	0.08	(0.01)	(0.16)

Key Performance Ratios	3Q2011	2Q2011	1Q2011	4Q2010	3Q2010

Return on Average Assets (1)	0.07%	0.06%	0.22%	(0.01)%	(0.44)%
Return on Average Total Equity (1)	0.87%	0.81%	3.05%	(0.20)%	(5.72)%
Common Equity to Total Assets	6.14%	5.68%	5.25%	5.13%	5.56%
Total Equity to Total Assets	8.55%	7.98%	7.46%	7.29%	7.79%
Net Interest Margin	3.21%	2.97%	2.98%	3.02%	3.09%
(1) Computed using net income available to shareholders

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)

	Sept. 30, 2011	Sept. 30, 2010
	(unaudited)	(unaudited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$16,777	$21,243
Federal Funds Sold	10,561	13,327
	27,338	34,570
Interest-Bearing Deposits	4,409	21,285
Investment Securities
Available for Sale, at Fair Value	313,119	270,793
Held for Maturity, at Cost (Fair Value of $48 and $52 as of Sept. 30, 2011 and Sept. 30, 2010, Respectively)	49	50
	313,168	270,843
Federal Home Loan Bank Stock, at Cost	5,573	6,300
Loans	740,999	849,983
Allowance for Loan Losses	(16,910)	(27,754)
Unearned Interest and Fees	(59)	(68)
	724,030	822,161
Premises and Equipment	26,024	27,578
Other Real Estate	20,662	20,738
Other Intangible Assets	268	304
Other Assets	24,511	27,710
Total Assets	$1,145,983	$1,231,489

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$88,491	$76,149
Interest-Bearing	859,865	929,083
	948,356	1,005,232

Borrowed Money
Securities Sold Under Agreements to Repurchase	--	25,000
Subordinated Debentures	24,229	24,229
Other Borrowed Money	71,000	76,469
	95,229	125,698

Other Liabilities	4,467	4,600

Stockholders' Equity
Preferred Stock, Par Value $1,000; Authorized 10,000,000
Shares, Issued 28,000 Shares	27,623	27,468
Common Stock, Par Value $1; Authorized 20,000,000
Shares, Issued 8,442,258 and 8,444,308 Shares	8,442	8,444
Paid in Capital	29,166	29,186
Retained Earnings	29,466	28,564
Restricted Stock- Unearned Compensation	(10)	(70)
Accumulated Other Comprehensive Loss, Net of Tax	3,244	2,367
	97,931	95,959
Total Liabilities and Stockholders' Equity	$1,145,983	$1,231,489

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)

	Quarter		Year-to-Date
	Three Months Ended		Nine Months Ended
	09/30/11	09/30/10	09/30/11	09/30/10
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income
Loans, Including Fees	$10,920	$12,899	$33,623	$39,370
Federal Funds Sold and Securities Purchased
Under Agreements to Resell	19	28	91	68
Deposits with Other Banks	11	10	37	27
Investment Securities
U. S. Government Agencies	1,703	1,448	5,397	5,119
State, County and Municipal	44	26	102	74
Corporate Obligations/Asset-Backed Sec.	23	23	68	113
Dividends on Other Investments	12	7	36	15
	12,732	14,441	39,354	44,786
Interest Expense
Deposits	3,123	4,309	10,227	13,179
Federal Funds Purchased and Securities Sold
Under Agreements to Repurchase	--	182	338	549
Borrowed Money	865	888	2,646	2,722
	3,988	5,379	13,211	16,450
Net Interest Income	8,744	9,062	26,143	28,336
Provision for Loan Losses	2,250	4,200	6,000	10,850
Net Interest Income After Provision for Loan Losses	6,494	4,862	20,143	17,486

Noninterest Income
Service Charges on Deposits	835	879	2,391	2,722
Other Service Charges, Commissions and Fees	296	291	941	849
Mortgage Fee Income	57	89	161	229
Securities Gains	813	922	1,945	1,800
Other	422	483	1,760	1,623
	2,423	2,664	7,198	7,223
Noninterest Expense
Salaries and Employee Benefits	3,639	3,474	10,778	10,538
Occupancy and Equipment	1,040	1,149	3,084	3,355
Other	3,412	4,492	10,386	11,231
	8,091	9,115	24,248	25,124

Income (Loss) Before Income Taxes	826	(1,589)	3,093	(415)
Income Taxes (Benefits)	268	(555)	940	(586)
Net Income (Loss)	558	(1,034)	2,153	171

Preferred Stock Dividends	350	350	1,050	1,050

Net Income (Loss) Available to Common Shareholders	$208	($1,384)	$1,103	($879)
Net Income (Loss) Per Share of Common Stock
Basic	$0.02	($0.16)	$0.13	($0.11)
Diluted	$0.02	($0.16)	$0.13	($0.11)
Weighted Average Basic Shares Outstanding	8,442,278	8,447,855	8,441,070	8,049,267
Weighted Average Diluted Shares Outstanding	8,442,278	8,447,855	8,441,070	8,049,267
CONTACT: Terry L. Hester
         Chief Financial Officer
         (229) 426-6002